EXECUTION VERSION

THIRD AMENDMENT
TO
PURCHASE, SALE AND ESCROW AGREEMENT
THIS THIRD AMENDMENT TO PURCHASE, SALE AND ESCROW AGREEMENT (this “Amendment”), dated as of May __, 2017 is made by and among WPG-OC NEW LIMITED PARTNER, LP, a Delaware limited partnership (the “Seller”), WPG-OC GENERAL PARTNER, LLC, a Delaware limited liability company (“WPG”), WPG-OC General Partner II, LLC, a Delaware limited liability company (“General Partner II”), WPG-OC General Partner III, LLC, a Delaware limited liability company (“General Partner III”), WPG MANAGEMENT ASSOCIATES, INC., an Indiana corporation (“WPG II”), WPG-OC LIMITED PARTNER II, LLC, a Delaware limited liability company (“Seller II”), O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership (“Primary Purchaser”), and O’CONNOR MALL PARALLEL PARTNERS, L.P., a Delaware limited partnership (“Parallel Purchaser”) and FIDELITY NATIONAL TITLE INSURANCE COMPANY (“Escrow Agent”), the consent of which appears at the end hereof.
W I T N E S S E T H:
WHEREAS, pursuant to that certain Purchase, Sale and Escrow Agreement, dated as of November 2, 2016, as amended by that certain First Amendment to Purchase, Sale and Escrow Agreement, dated as of January 4, 2017 (such amendment, the “First Amendment”) and that certain Second Amendment to Purchase, Sale and Escrow Agreement dated as of April 26, 2017 (such amendment, the “Second Amendment,” and such Purchase, Sale and Escrow Agreement, as amended by the First Amendment and the Second Amendment, and as the same may be further amended, modified or supplemented, the “Purchase Agreement”), by and among Seller, WPG, General Partner II, General Partner III and Primary Purchaser, as joined by WPG II and Seller II pursuant to that certain Joinder Agreement, dated as of December 1, 2016, and by Parallel Purchaser pursuant to that certain Joinder Agreement, dated as of March 17, 2017 (collectively, the “Parties”), and consented to by Escrow Agent, the Parties have reached certain agreements regarding the transactions described therein;
WHEREAS, the Parties desire to defer the closing with respect to the Malibu Property until after the Closing with respect to the other Properties (the “Initial Closing,” and the date of such Initial Closing, the “Initial Closing Date”) as set forth below (for clarity, references in the Purchase Agreement to “Closing” will mean the Initial Closing or the Malibu Closing, as the context requires);
WHEREAS, the Parties desire to own the Malibu Property indirectly through a new joint venture, WPG-OC JV VI LP, a Delaware limited partnership (“JV VI”), which JV VI will indirectly own the Malibu Property through Malibu Lumber Yard REIT upon the Malibu Closing (as defined below); and

WHEREAS, the Parties therefore desire to amend the Purchase Agreement as set forth below.
NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows (notwithstanding anything to the contrary contained in the Purchase Agreement):

1.
Definitions. Any capitalized term not otherwise defined herein shall have the meaning ascribed to such terms as set forth in the Purchase Agreement. From and after the date hereof, the term “Agreement” as used in the Purchase Agreement shall be deemed to refer to the Purchase Agreement, as amended by this Amendment.

2.	Defined Terms. The following defined terms are hereby added to Article 17 of the Purchase Agreement:
“Allocated Deposit” means, for each Property, the amount equal to the Deposit multiplied by the fraction of (x) the Property Value for such Property over (y) the Aggregate Property Value.
“Allocated Purchase Price” means, for each Property, 49% of that Property’s Net Property Value.
“Conditions to Initial Closing” means, collectively, the Seller Conditions to Initial Closing and the Purchaser Conditions to Initial Closing.
“Conditions to Malibu Closing” means. collectively, the Seller Conditions to Malibu Closing and the Purchaser Conditions to Malibu Closing.
“Initial Closing Properties” means all the Properties other than the Malibu Property and other than any Property that becomes an Excluded Property at the Initial Closing.
“Malibu Closing” means the closing of the purchase and sale of the JV VI Sale Interest in accordance with the terms hereof.
“Purchaser Conditions to Initial Closing” means the conditions precedent to each Purchaser’s obligations to close as set forth in Section 3.1 of this Agreement (excluding any matter relating solely to the Malibu Property).
“Purchaser Conditions to Malibu Closing” means the conditions precedent to each Purchaser’s obligations to close as set forth in Section 3.1 of this Agreement, but excluding matters relating solely to the Initial Closing Properties, and such Purchaser Conditions to Malibu Closing shall expressly exclude Sections 3.1.5 and 3.1.6 of this Agreement.

“Seller Conditions to Initial Closing” means the conditions precedent to each WPG Party’s obligations to close as set forth in Section 3.2 of this Agreement (excluding any matter relating solely to the Malibu Property).

“Seller Conditions to Malibu Closing” means the conditions precedent to each WPG Party’s obligations to close as set forth in Section 3.2 of this Agreement (excluding any matter relating solely to the Initial Closing Properties), and such Seller Conditions to Malibu Closing shall expressly exclude Sections 3.2.4 and 3.2.5 of this Agreement.
“Third Amendment” means that certain Third Amendment to Purchase, Sale and Escrow Agreement dated as of May __, 2017 by and among Seller, WPG, General Partner II, General Partner III, WPG II, Seller II, Primary Purchaser, and Parallel Purchaser.

3.	Partnership Entity. The term “Partnership Entity” as used in the Purchase Agreement shall be deemed to include JV VI (in addition to all other entities otherwise included therein).

4.	Property Owner. The definition of “Property Owner” in Article 17 of the Purchase Agreement is hereby replaced with the following:
“Property Owner” means each of Gateway Center Property Owner, Arbor Walk Property Owner, Palms Crossing Property Owners, Arboretum Property Owner, Arbor Hills Property Owner, OKC Curve Triangle Property Owner, OKC Nichols Hills Property Owner, Malibu Property Owner, OKC Kensington Property Owner, OKC SGS Property Owner, OKC North Triangle Property Owner and OKC Additional North Triangle Property Owner.

5.	JV VI. A new Section 1.1.3 is hereby inserted into the Purchase Agreement as follows:
“1.1.3 At or prior to the Initial Closing, Seller and WPG shall cause to be formed JV VI and shall cause to be adopted a limited partnership agreement of JV VI (the “Original JV VI Agreement”). Seller will own a 49% limited partnership interest in JV VI (the “JV VI Sale Interest”), General Partner II will own a 0.5% general partnership interest in JV VI, and General Partner III will own a 50.5% general partnership interest in JV VI.”

6.
Malibu REIT. The following sentence is hereby added to the end of Section 1.2 of the Purchase Agreement: “Prior to the Initial Closing (but before the sale or transfer referred to in the last sentence of Section 1.1.1), Seller and WPG shall cause the limited liability company interests in Malibu Lumber Yard REIT to be transferred by the Partnership to JV VI, following which JV VI will own 100% of the membership interests in Malibu Lumber Yard REIT.”

7.	Properties. Sections 1.3 and 1.4 of the Purchase Agreement are hereby deleted and replaced with the following:
1.3 Properties. The parties desire that, at and subject to the occurrence of the Closing (i.e., the Initial Closing except, in the case of Section 1.3.7, the Malibu Closing):
1.3.1 Gateway Center REIT will own a 100% membership interest in Gateway Square, LLC, a Delaware limited liability company (“Gateway Center Property Owner”), which is the owner of the fee interest in the shopping center located in Austin, Texas and known as “Gateway Center” (the “Gateway Property”);
1.3.2 Arbor Palms REIT will own a 100% membership interest in (i) Arbor Walk Mall, LLC, a Delaware limited liability company (“Arbor Walk Property Owner”), which is the owner of the leasehold interest in the shopping center located in Austin, Texas and known as “The Shops at Arbor Walk” (the “Arbor Walk Property”), and (ii) (a) Palms Crossing Town Center, LLC, a Delaware limited liability company, and (b) Palms Crossing II, LLC, a Delaware limited liability company (each, a “Palms Crossing Property Owner”), which are collectively the owners of the fee interest in the shopping center located in McAllen, Texas and known as “Palms Crossing” (the “Palms Crossing Property”);
1.3.3 Intentionally omitted;
1.3.4 Arboretum REIT will own a 100% membership interest in Arboretum Mall, LLC, a Delaware limited liability company (“Arboretum Property Owner”), which is the owner of the fee interest in the shopping center located in Austin, Texas and known as “The Arboretum” (the “Arboretum Property”);

1.3.5 Arbor Hills REIT will own a 100% membership interest in AHC Ann Arbor, LLC, a Delaware limited liability company (“AHC Ann Arbor”), which will be the sole member of AHC Washtenaw, LLC, a Delaware limited liability company (“Arbor Hills Property Owner”), which is the owner of the fee interest in the shopping center located in Ann Arbor, Michigan and known as “Arbor Hills” (the “Arbor Hills Property”); AHC Ann Arbor previously owned its interest in Arbor Hills Property Owner through RSW Washtenaw, LLC, a Delaware limited liability company (“Arbor Hills JV”), which will be dissolved in the ordinary course;
1.3.6 OKC REIT will own a 100% membership interest in:
(a)    OKC Curve Triangle LLC, a Delaware limited liability company (“OKC Curve Triangle Property Owner”), which is the owner of the fee interest in the shopping center located in Oklahoma City, Oklahoma and known as “Triangle @ Classen Curve” (the “Triangle at Classen Curve Property”) and the fee interest in the shopping center located in Oklahoma City, Oklahoma and known as “Classen Curve” (the “Classen Curve Property”) (the Classen Curve Property and Triangle at Classen Curve Property and related property will be transferred to OKC Curve Triangle Property Owner prior to Closing pursuant to documents reasonably acceptable to Purchaser and Seller; prior to such transfer, OKC Curve Triangle Property Owner will be deemed to refer to the owners of such Properties on the Effective Date; and notices given or received by such owners shall be deemed to have been received by OKC Curve Triangle Property Owner);
(b)    OKC-NHP, LLC, a Delaware limited liability company (“OKC Nichols Hills Property Owner,” and together with the OKC Curve Triangle Property Owner, the “OKC Property Owners”), which is the owner of the fee interest in the shopping center located in Nichols Hills, Oklahoma and known as “Nichols Hills Plaza and Kings Court” (the “Nichols Hills Property,” and together with the Triangle at Classen Curve Property and the Classen Curve Property, the “OKC Properties”); and
1.3.7 Malibu Lumber Yard REIT will own a 100% membership interest in WPG Malibu LLC, a Delaware limited liability company (“New Malibu Property Owner”), which New Malibu Property Owner will, upon Seller obtaining the Ground Lease Estoppel and the Ground Lessor Consent (to the extent and in the condition required under Section 13.10.2 herein and consenting to the Assignment of Ground Lease, as defined below) with respect to the Malibu Property, own (a) the leasehold interest in the shopping center located in Malibu, California and known as “Malibu Lumber Yard” (the “Malibu Property”) pursuant to an assignment and assumption of ground lease between Glimcher Malibu, LLC, a Delaware limited liability company (“Current Malibu Property Owner”), as assignor, and New Malibu Property Owner, as assignee, and (b) all other property related to such shopping center (such assignment and assumption of ground lease and documents to transfer such other property to be reasonably acceptable to Seller and Purchaser and the consummation of such assignment and assumption, the “Assignment of Ground Lease”). All references in this Agreement to “Malibu Property Owner” shall be deemed to refer to Current Malibu Property Owner prior to the Assignment of Ground Lease and to New Malibu Property Owner from and after the Assignment of Ground Lease, and all notices given or received by either shall be deemed to have been received by the other;
1.3.8 The Parallel Partnership will own a 100% membership interest in the following:
(a)    OKC Kensington, LLC, a Delaware limited liability company (“OKC Kensington Property Owner”), which is the owner of the fee interest in certain developable land located in Oklahoma City, Oklahoma and known as “Kensington” (the “OKC Kensington Property”);
(b)    OKC SGS, LLC, a Delaware limited liability company (“OKC SGS Property Owner”), which is the owner of the fee interest in the gas station and certain developable land located in Nichols Hills, Oklahoma and known as “Shell Gas Station” (the “OKC SGS Property”);
(c)    OKC Classen Triangle, LLC, a Delaware limited liability company (“OKC North Triangle Property Owner”), which (i) owns the fee interest in certain developable land located in Oklahoma City, Oklahoma and known as “North Triangle” (the “North Triangle Property,” and together with the OKC Kensington Property, the OKC SGS Property, and the Additional North Triangle Land, the “Parallel OKC Properties”) and (ii) may acquire the Additional North Triangle Land pursuant to and in accordance with the terms and conditions set forth in the Chesapeake ROFO Agreement; and
(d)    OKC North Triangle, LLC, a Delaware limited liability company (“OKC Additional North Triangle Property Owner,” and, together with OKC Kensington Property Owner, OKC SGS Property Owner, and OKC North Triangle Property Owner, the “Parallel OKC Property Owners”), which at or prior to the Closing may acquire the Additional North Triangle Land pursuant to and in accordance with the terms and conditions set forth in the Chesapeake ROFO

Agreement (for clarity, the parties agree that, if the Additional North Triangle Land is acquired after Closing, it will be acquired by OKC North Triangle Property Owner or OKC Additional North Triangle Property Owner).
1.4 Intentionally Deleted

8.	JV VI Sale. A new Section 1.8.3 is hereby inserted into the Purchase Agreement as follows:
“1.8.3    JV VI Sale. Upon and subject to the terms contained herein, Seller desires to sell the entire JV VI Sale Interest to Primary Purchaser, and Primary Purchaser desires to purchase the entire JV VI Sale Interest from Seller (such sale and purchase being referred to hereinafter as the “JV VI Sale”). The parties desire that, at and subject to the occurrence of the Malibu Closing, General Partner II, General Partner III, and Primary Purchaser will amend and restate the Original JV VI Agreement by executing and delivering an amended and restated limited partnership agreement (the “Amended JV VI Agreement”) substantially in the form attached hereto as Exhibit A and that Primary Purchaser be admitted as a limited partner of JV VI.”
The Purchase Agreement is hereby amended so that the references to Amended Agreement in Section 15.8.6 shall also include the Amended JV VI Agreement.

9.
Purchase and Sale. The following sentence is hereby added at the end of Section 2.1 of the Purchase Agreement: “In addition, for the consideration hereinafter set forth (i.e., in Section 18 of the Third Amendment), but subject to the terms, provisions, covenants and conditions contained herein, at the Malibu Closing, Seller shall sell the JV VI Sale Interest to Primary Purchaser, and Primary Purchaser shall purchase the JV VI Sale Interest from Seller.”

10.
Section 2.4 Adjustment. Seller, Primary Purchaser and Parallel Purchaser hereby agree that at the applicable Closing, pursuant to Section 2.4 of the Purchase Agreement, the Property Values with respect to the following Properties shall be adjusted by reducing the same by the applicable amounts indicated: the Palms Crossing Property Value by $2,000,000, the Arbor Hills Property Value by $1,000,000, the Nichols Hills Property Value by $402,000, and the Malibu Property Value by $6,000,000.

11.
Certain Entity and REIT Actions. The “check the box election” to be made for the Malibu Lumber Yard REIT as provided in Section 2.5.1(b) of the Purchase Agreement shall be made after the Malibu Lumber Yard REIT owns the Malibu Property but before the Malibu Closing, and Seller shall deliver evidence thereof as provided in Section 2.5.1(b) of the Purchase Agreement to Purchaser at or prior to the Malibu Closing (for clarity, the “check the box elections” for the other WPG-OC REITs will made as provided in the Purchase Agreement without regard to this Amendment). In addition, the second and third sentences of Section 2.5.2 of the Purchase Agreement are deleted in their entirety and replaced with the following: “Seller, WPG, General Partner II, General Partner III and Primary Purchaser shall treat the Sale and the JV VI Sale as a taxable purchase and sale of the Sale Interest and the JV VI Sale Interest, respectively, for U.S. federal income tax purposes. For U.S. federal income tax purposes, Seller II, WPG II and Parallel Purchaser shall treat the Parallel Sale as a deemed purchase by Parallel Purchaser of its pro rata interest in the Parallel OKC Properties, followed by a deemed contribution by WPG II and Parallel Purchaser of their interests in the Parallel OKC Properties into the Parallel Partnership, pursuant to Situation 1 of Revenue Ruling 99-5.”

12.	Structure. All references in the Purchase Agreement to the “Structure Chart” shall be deemed to refer to the structure chart attached hereto as Exhibit B.

13.	Equity Transfer Deliveries.

(a)	New subsections (e) and (f) are hereby added to Section 4.1.1 of the Purchase Agreement as follows:
“(e) Assignment of JV VI Sale Interest. Two (2) counterparts of an Assignment and Assumption of JV VI Sale Interest for the JV VI Sale Interest in substantially the form attached hereto as Exhibit C-1 (with any required changes made to reflect the JV VI Sale in lieu of the Sale), duly executed by Primary Purchaser.
(f) Amended JV VI Agreement. Two (2) counterparts of the Amended JV VI Agreement, duly executed by Primary Purchaser.”
For clarity, such documents will be delivered at, and subject to occurrence of, the Malibu Closing.

(b)	New subsections (e) and (f) are hereby added to Section 4.2.1 of the Purchase Agreement as follows:
“(e) Assignment of JV VI Sale Interest. Two (2) counterparts of an Assignment and Assumption of JV VI Sale Interest for the JV VI Sale Interest in substantially the form attached hereto as Exhibit C-1 (with any required changes made to reflect the JV VI Sale in lieu of the Sale), duly executed by Seller.

(f) Amended JV VI Agreement. Two (2) counterparts of the Amended JV VI Agreement, duly executed by Seller.”
For clarity, such documents will be delivered at, and subject to occurrence of, the Malibu Closing.

14.	General Deliveries.

(a)	Sections 4.1.2(a) and 4.2.2(b) of the Purchase Agreement are hereby amended to include the JV VI Sale Interest, in addition to the Sale Interest and the Parallel Sale Interest.

(b)
Sections 4.1.2(d) and (e) of the Purchase Agreement are hereby amended to provide that (i) the certificate regarding representations and warranties contemplated by Section 3.2.2 of the Purchase Agreement (“Purchaser’s Bringdown”) shall be required to be delivered both in connection with the Initial Closing (without regard to matters relating solely to the Malibu Property) and the Malibu Closing (without regard to matters relating solely to the Initial Closing Properties), and (ii) the Closing Statement delivered at the Initial Closing will exclude matters relating to the Malibu Property and the Closing Statement delivered in connection with the Malibu Property will include only matters relating to the Malibu Property.

(c)
Sections 4.2.2(e) and 4.2.3(g) of the Purchase Agreement are hereby amended to provide that (i) the Closing Statement delivered at the Initial Closing will exclude matters relating to Malibu Property and the Closing Statement delivered in connection with the Malibu Property will include only matters relating to the Malibu Property, and (ii) the certificate regarding representations and warranties contemplated by Section 3.1.3 of the Purchase Agreement (“Seller’s Bringdown”) shall be required to be delivered both in connection with the Initial Closing (excluding matters relating solely to the Malibu Property) and the Malibu Closing (excluding matters relating solely to the Initial Closing Properties).

15.
Adjustments. Section 7.1.1(d)(iii) of the Purchase Agreement is hereby amended to apply to the JV VI Sale Interest at the Malibu Closing, in addition to the Sale Interest and the Parallel Sale Interest at the Initial Closing. For clarity, the adjustments made pursuant to Section 7.1 of the Purchase Agreement at the Initial Closing shall exclude matters relating to the Malibu Property and the adjustments made pursuant to Section 7.1 of the Purchase Agreement at the Malibu Closing shall exclude matters relating to the Initial Properties.

16.	Representations and Warranties; Indemnification Limitations.

(a)
Each of the representations and warranties that are made in Section 11.1 of the Purchase Agreement as to the Partnership or the Sale Interest (excluding the representations and warranties in the first sentence of Section 11.1.13(b) of the Purchase Agreement) also shall be deemed to have been made as to JV VI and the JV VI Sale Interest.

(b)	The first sentence of Section 11.1.13(b) of the Purchase Agreement is hereby deleted and replaced with the following:
“Immediately prior to the Closing, except as otherwise expressly provided herein, the Partnership will be the sole legal and beneficial owner of the membership interests described in Section 1.2 (other than the membership interests in Malibu Lumber Yard REIT), which represent a 100% membership interest in each of the WPG-OC REITs (other than the Malibu Lumber Yard REIT) (and upon acquisition by Primary Purchaser of the Sale Interest, Primary Purchaser shall own a 49% interest in the Partnership and an indirect 49% interest in each of the other Partnership Entities (other than Malibu Lumber Yard REIT and Malibu Property Owner), and will have good and valid title thereto, free and clear of all liens, pledges, security interests, assignments, claims and encumbrances whatsoever, except for any such liens, pledges, security interests, assignments, claims or encumbrances that are to be created pursuant to this Agreement. Immediately prior to the Malibu Closing, except as otherwise expressly provided herein, JV VI will be the sole legal and beneficial owner of 100% of membership interests in the Malibu Lumber Yard REIT (and upon acquisition by Primary Purchaser of the JV VI Sale Interest, Primary Purchaser shall own a 49% interest in JV VI and an indirect 49% interest in each of the Malibu Lumber Yard REIT and Malibu Property Owner), and will have good and valid title thereto, free and clear of all liens, pledges, security interests, assignments, claims and encumbrances whatsoever, except for any such liens, pledges, security interests, assignments, claims or encumbrances that are to be created pursuant to this Agreement.”

(c)	Section 11.1.22 of the Purchase Agreement is hereby deleted and replaced with the following:
“CR Washtenaw, LLC no longer owns an indirect interest in the Arbor Hills Property and no amounts are owed to CR Washtenaw, LLC in connection with the purchase from CR Washtenaw, LLC of such interest. CTN Assets, LLC no longer owns an indirect interest in any of the OKC Properties or the Parallel OKC Properties and no amounts are owed to CTN Assets, LLC in connection with the purchase from CTN Assets, LLC of such interests.”

(d)
Section 11.2.4 of the Purchase Agreement is hereby amended such that any representation or warranty made by any Purchaser Party with respect to the Sale Interest and the Parallel Sale Interest in Section 11.2.4 of the Purchase Agreement shall also be deemed to have been made with respect to the JV VI Sale Interest.

(e)
Sections 11.3 and 11.3.2 of the Purchase Agreement are hereby amended such that all references to the Sale Interest and the Parallel Interest shall also be deemed to include a reference to the JV VI Sale Interest.

(f)
Section 15.8.1(a) of the Purchase Agreement is hereby amended such that all representations and warranties made by any Party with respect to the JV VI Sale, the JV VI Sale Interest, or the Malibu Property or in the Purchaser’s Bringdown or the Seller’s Bringdown with respect thereto shall survive for one year following the Malibu Closing, subject to the exceptions set forth in Section 15.8.1(a)(i) and (ii) of the Purchase Agreement (for clarity, the other representations and warranties shall survive as provided in the Purchase Agreement without regard to this Amendment).

17.
Initial Closing. The Initial Closing with respect to the Initial Closing Properties (i.e., the closing with respect to the Sale Interest (after giving effect to the removal of the Malibu Property and the Malibu Lumber Yard REIT) and the Parallel Sale Interest) shall occur in accordance with the terms of the Purchase Agreement with the Purchase Price being the Allocated Purchase Price applicable to the Initial Closing Properties (the “Initial Closing Purchase Price”), the adjustments to same under Sections 2.4 and 7.1 of the Purchase Agreement being completed without regard to the Malibu Property and entities solely related thereto and the conditions to such closing being the Conditions to Initial Closing. The Allocated Deposit applicable to the Initial Closing Properties shall be funded to Seller at the Initial Closing and be applied against the Initial Closing Purchase Price. On the Initial Closing Date, the Parties shall deliver to Escrow Agent all the items required to effectuate the Initial

Closing with respect to the Initial Closing Properties pursuant to and in accordance with Article 4 of the Purchase Agreement (for clarity, excluding documents relating to the Malibu Property, the Malibu Lumber Yard REIT or the Malibu Property Owner). Following the Initial Closing, the Allocated Deposit for the Malibu Property shall continue to be held by the Escrow Agent as the Deposit pursuant to and in accordance with the Purchase Agreement and the provisions of the Purchase Agreement, including Article XIII of the Purchase Agreement, shall continue to apply as to the Malibu Property, the related entities and the JV VI Sale Interest, except as otherwise set forth herein (for clarity, Sections 13.8 and 13.9 of the Purchase Agreement do not apply to the Malibu Property).

18.
Malibu Closing. Subject to satisfaction of the Conditions to Malibu Closing, the Malibu Closing shall occur on the fifth (5th) Business Day following Seller having obtained and delivered to Primary Purchaser the Ground Lease Estoppel and the Ground Lessor Consent (to the extent and in the condition required under Section 13.10.2 of the Purchase Agreement and above) with respect to the Malibu Property (which delivery may be of a digital .PDF or similar format sent via e-mail correspondence to Primary Purchaser’s legal counsel) (the “Estoppel Delivery”). The purchase price for the JV VI Sale Interest shall be the Net Property Value for the Malibu Property and the adjustments to the same under Sections 2.4 and 7.1 of the Purchase Agreement shall be completed solely with regard to the Malibu Property and related entities. On the Malibu Closing Date, the parties shall deliver to Escrow Agent all the items required to effectuate the Malibu Closing pursuant to and in accordance with Article 4 of the Purchase Agreement, as amended hereby (for clarity, excluding the documents delivered at the Initial Closing). The Allocated Deposit applicable to the Malibu Property shall be funded to Seller at the Malibu Closing and be applied against such purchase price. For clarity, if both the Initial Closing (without any Excluded Properties) and Malibu Closing occur, the aggregate purchase price paid shall be equal to the aggregate purchase price which would have been paid under the Purchase Agreement without regard to this Amendment.

19.	Failure of Malibu Closing to Occur.

(a)
In the event that Primary Purchaser elects for the Malibu Property to become an Excluded Property pursuant to Section 12.2 of the Purchase Agreement (or otherwise pursuant to the Purchase Agreement) between the Initial Closing Date and the Malibu Closing Date (such period, the “Interim Period”), the Malibu Closing shall not occur and Primary Purchaser shall only be entitled to a refund of the Allocated Deposit for the Malibu Property in an amount equal to $965,880 and no other amount whatsoever.

(b)
In the event the Malibu Closing fails to occur due to a breach by Purchaser, the sole remedy of Seller shall be to receive the Allocated Deposit for the Malibu Property. In the event the Malibu Closing fails to occur due to a breach by any WPG Party, the Purchaser shall be entitled to (i) obtain (A) reimbursement of the costs described in Section 10.2(A)(II) of the Purchase Agreement up to a maximum cap of $96,588, and (B) a refund of the Allocated Deposit for the Malibu Property in an amount equal to $965,880 (and no other amount whatsoever) or (ii) pursue the remedies set forth in Section 10.2(B) of the Purchase Agreement, Section 10.2(C) of the Purchase Agreement or the last sentence of Section 10.2 of the Purchase Agreement. In no event shall the Purchase Agreement be terminated on account of any such failure of the Malibu Closing to occur.

(c)
In the event the Malibu Closing does not occur by the Outside Date of June 15, 2017 for any other reason (such as Seller’s failure, despite using commercially reasonable efforts, to complete the Estoppel Delivery by the Outside Date of June 15, 2017), Primary Purchaser may elect to (i) designate the Malibu Property as an Excluded Property, and upon such designation, the Allocated Deposit shall be returned to Primary Purchaser within one (1) business day thereafter and no party hereto shall have any further obligation or liability under the Purchase Agreement with respect to the Malibu Property, or (ii) extend the Outside Date with respect to the Malibu Property to a date mutually agreeable by the parties hereto (in which event Seller shall continue to use commercially reasonable efforts to complete the Estoppel Delivery, if it has not been completed). In no event shall the Purchase Agreement be terminated on account of any such failure of the Malibu Closing to occur.

20.
New Mortgage Debt; Assumed Mortgage Debt. Subsection 13.8(c) of the Purchase Agreement is hereby made inapplicable to the Malibu Property and the Malibu Closing. The Parties acknowledge that the WPG Parties have no obligation to arrange for New Mortgage Debt on the Malibu Property and all references to the “New Mortgage Debt” in the Purchase Agreement shall be deemed to refer only to the Gateway Property, the Arboretum Property, and the OKC Properties.

21.	Confirmation. Except as specifically set forth herein, all other terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect.

22.
Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereby may execute this Amendment by signing any such counterpart. The Parties hereto may execute and deliver this Amendment by forwarding by facsimile or other means copies of this Amendment showing execution by the Parties sending the same, and the Parties agree and intend that such signature shall have the same effect as an original signature, and the Parties shall be bound by such means of execution and delivery, and the Parties hereby waive any defense to validity based on any such copies or signatures.

23.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.
WPG-OC NEW LIMITED PARTNER, LP, a Delaware limited partnership

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

WPG-OC GENERAL PARTNER, LLC, a Delaware limited liability company

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signature Page to Third Amendment to Purchase, Sale and Escrow Agreement]

WPG-OC GENERAL PARTNER II, LLC, a Delaware limited liability company

By:	WPG-OC New Limited Partner, LP, its sole member

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

WPG-OC GENERAL PARTNER III, LLC, a Delaware limited liability company

By:	WPG-OC New Limited Partner, LP, its sole member

By:	WPG-OC General Partner, LLC, its general partner

By:	Washington Prime Group, L.P., its sole member

By:	Washington Prime Group Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signature Page to Third Amendment to Purchase, Sale and Escrow Agreement]

WPG MANAGEMENT ASSOCIATES, INC., an Indiana corporation

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

WPG-OC LIMITED PARTNER II, LLC, a Delaware limited liability company

By:	WPG MANAGEMENT ASSOCIATES,INC., an Indiana corporation, its sole member

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signature Page to Third Amendment to Purchase, Sale and Escrow Agreement]

O’CONNOR MALL PARTNERS, L.P., a Delaware limited partnership

By:	O’Connor Mall Properties GP, LLC, a Delaware limited liability company, its general partner

By:	O’Connor Management LLC, a Delaware limited liability company, its managing member

By:	/s/ Thomas E. Quinn
Name:	Thomas E. Quinn
Title:	Exec. Vice President and CFO

O’CONNOR MALL PARALLEL PARTNERS, L.P., a Delaware limited partnership

By:	O’Connor Mall Properties GP, LLC, a Delaware limited liability company, its general partner

By:	O’Connor Management LLC, a Delaware limited liability company, its managing member

By:	/s/ Thomas E. Quinn
Name:	Thomas E. Quinn
Title:	Exec. Vice President and CFO

[Signature Page to Third Amendment to Purchase, Sale and Escrow Agreement]

CONSENT OF ESCROW AGENT
The undersigned Escrow Agent hereby consents to the foregoing Amendment.
FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Nathan Heinz
Name:	Nathan Heinz
Title:	AVP-National Counsel

[Signature Page to Third Amendment to Purchase, Sale and Escrow Agreement]

CONFIRMATION
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (“Joinder Party”), an affiliate of Seller, WPG, General Partner II, General Partner III, WPG II and Seller II, hereby confirms that (a) Joinder Party’s joinder attached to the Purchase Agreement remains in full force and effect, (b) references to the Purchase Agreement in such joinder shall mean the Purchase Agreement, as amended by the First Amendment, the Second Amendment, and the Amendment to which this confirmation is attached, and (c) references in such joinder to Seller, General Partner II, General Partner III and WPG shall mean Seller, General Partner II, General Partner III, WPG, WPG II and Seller II.
WASHINGTON PRIME GROUP, L.P.,
an Indiana limited partnership
By:    Washington Prime Group, Inc., its general partner

By:	/s/ Robert P. Demchak
Name:	Robert P. Demchak
Title:	Exec. Vice President, General Csl. and Corporate Secretary

[Signature Page to Third Amendment to Purchase, Sale and Escrow Agreement]

Exhibit A
Amended JV VI Agreement
[Omitted – to be provided supplementally upon request]

024211.0523:26245207.2

Exhibit B
Structure Chart

[Omitted – to be provided supplementally upon request]

024211.0523:26213282.3